Exhibit 4.6

EXECUTION VERSION

Dated this 14th day of January, 2011

21VIANET GROUP, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	REGISTRATION RIGHTS		5

	2.1	Demand Registration Rights	5
	2.2	Piggyback Registration Rights	7
	2.3	Form F-3 Registration	9
	2.4	Obligations of the Company	10
	2.5	Information From Preferred Shareholder	13
	2.6	Expenses of Registration	13
	2.7	Indemnification	14
	2.8	Reports Under the Exchange Act	17
	2.9	Assignment of Registration Rights	17
	2.10	Limitations on Subsequent Registration Rights	17
	2.11	“Market Stand-Off” Agreement	18
	2.12	Termination of Registration Rights	18

3.	MISCELLANEOUS		18

	3.1	Successors and Assigns	18
	3.2	Additional Preferred Shareholders	19
	3.3	Governing Law	19
	3.4	Arbitration	19
	3.5	Counterparts	19
	3.6	Titles and Subtitles	19
	3.7	Notices	19
	3.8	Entire Agreement: Amendments and Waivers	20
	3.9	Severability	20
	3.10	Delays or Omissions	20
	3.11	Further Instrument and Actions	21
	3.12	Memorandum and Articles of Association	21
	3.13	Newco	21
	3.14	Prior Agreement	21

Exhibit A Preferred Shareholders			41

Exhibit B Form of Joinder			43

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated this 14th day of January, 2011 is made

BY AND BETWEEN

(A)	21Vianet Group, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”) whose registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands; and

(B)	The entities whose names and registered offices are set out in Exhibit A (each an “Preferred Shareholder” and collectively the “Preferred Shareholders”).

RECITALS

WHEREAS, the Preferred Shareholders, the Company and certain other existing shareholders of the Company are parties to the Registration Rights Agreement, dated October 31, 2010 (the “Prior Agreement”), which governs the registration rights of the Preferred Shareholders to cause the Company to register Ordinary Shares issued or issuable to them and certain other matters as set forth therein in the event that the Company shall determine a Qualified IPO shall occur in the U.S.

WHEREAS certain Preferred Shareholders (collectively, the “Series C Investors”) and the Company have entered into a Series C Preferred Shares Subscription Agreement on or about the date hereof (the “Subscription Agreement”), pursuant to which the Series C Investors subscribed for Series C Preferred Shares in the amounts set forth in the Subscription Agreement.

WHEREAS, in connection with the closing of the Subscription Agreement, the parties hereto desire to amend and restate the Prior Agreement as set forth herein to govern the registration rights of the Preferred Shareholders.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.	DEFINITIONS

(a)	In this Agreement, including the Recitals and exhibits (which form part of this Agreement), the following expressions, except where the context otherwise requires, shall have the following meanings:

“Exchange Act”

means the U.S. Securities Exchange Act of 1934, as amended.

“Form F-3”

means Form F-3 or such other form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founders”

means Sheng Chen and Jun Zhang.

“Group Company”

means the Company or any of its Subsidiaries.

“Holder”

means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.9 hereof.

“Hong Kong”

means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Listing Vehicle”

means the appropriate corporate vehicle other than the Company adopted for a Qualified IPO.

“Ordinary Shares”

means shares in the capital of the Company of US$0.0001 par value designated as Ordinary Shares and having the rights provided for in the Second Amended and Restated Memorandum and Articles of Association of the Company.

“Preferred Shares”

means the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares held by the Preferred Shareholders and their permitted assigns.

“Qualified IPO”

means an underwritten initial public offering of Ordinary Shares that has been registered under the Securities Act, or comparable securities laws and regulations of any non-U.S. jurisdiction and on a stock exchange that is to the satisfaction of the Board of Directors with post money valuation of no less than US$ 400 million and for gross proceeds of at least US$80 million (including primary and secondary shares if any).

“register”, “registered” and “registration”

refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities”

means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) by way of a share dividend or other distribution, or share split, or in connection with a combination of shares, recapitalisation, merger, consolidation or other reorganization with respect to, or in exchange for, or in replacement of, the Preferred Shares and (iii) any other Ordinary Shares acquired by the Preferred Shareholders after the date hereof; provided, however, that Registrable Securities shall not include any (a) Ordinary Shares that may be sold pursuant to an effective registration statement, (b) Ordinary Shares that have previously been sold to the public, (c) securities that would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities (other than Registrable Securities held by a Holder owning greater than 1% of the company’s share capital who would otherwise be able to sell all of such Ordinary Shares pursuant to Rule 144) within any three (3) month period following the Company’s Qualified IPO pursuant to Regulation S or Rule 144 or (d) which have been sold in a private transaction in which the transferor’s registration rights under this Agreement are not assigned pursuant to Section 2.9 hereof.

“Regulation S”

means Regulation S adopted by the SEC pursuant to the Securities Act.

“Rule 144”

means Rule 144 adopted by the SEC pursuant to the Securities Act.

“SEC”

means the U.S. Securities and Exchange Commission.

“Securities Act”

means the U.S. Securities Act of 1933, as amended.

“Series A Preferred Shares”

means the Series A1 Preferred Shares, Series A2 Preferred Shares and Series A3 Preferred Shares of US$0.0001 par value each in the capital of the Company and each having the rights provided for in the Second Amended and Restated Memorandum and Articles of Association of the Company.

“Series B Preferred Shares”

means the redeemable Series B1 Preferred Shares and redeemable Series B2 Preferred Shares of US$0.0001 par value each in the capital of the Company and each having the rights provided for in the Second Amended and Restated Memorandum and Articles of Association of the Company.

“Series C Preferred Shares”

means the redeemable Series C Preferred Shares of US$0.0001 par value each in the capital of the Company and each having the rights provided for in the Second Amended and Restated Memorandum and Articles of Association of the Company.

“Subsidiary”

means any subsidiary of the Company within the meaning ascribed to it under Section 2 of the Companies Ordinance (Chapter 32 of the laws of Hong Kong).

“US$”

means the lawful currency of the U.S.

“U.S.”

means the United States of America.

(b)	(i)	words in the singular shall include the plural, and vice versa; and reference to one gender shall include all genders;

(ii)	a reference to a person shall include a reference to a firm, a corporation, an unincorporated association or to a person’s executors or administrators;

(iii)	a reference to a section, sub-section and exhibit shall be a reference to a section, sub-section and exhibit (as the case may be) of or to this Agreement;

(iv)	references to any legal term for any action, remedy, proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term; and

(v)	any obligation or liability of a party hereto under this Agreement shall be the several obligation or liability of such party but not the joint obligation or liability of the other parties hereto.

2.	REGISTRATION RIGHTS

2.1	Demand Registration Rights

(a)	Subject to the limitations set forth in this Section 2.1, if the Company receives a written request from a Preferred Shareholder (the “Demand Investor”) specifying the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering, requesting the Company file a registration statement under the Securities Act covering the registration of all or a portion of Registrable Securities then outstanding with an aggregate public offering price of at least US$2,000,000, then the Company shall, as soon as practicable, and in any event within 90 days of receipt of such request, file such registration and permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.” Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include as part of such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fourteen (14) days after the receipt of the Company’s notice.

(b)	The Company shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(c)	If the Demand Investor intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1. The underwriter shall be selected by the Demand Investor and shall be reasonably acceptable to the Company. In such event, the right of a Preferred Shareholder to include securities in such registration pursuant to Section 2.1(a) shall be conditioned upon such Preferred Shareholder’s participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein and the Demand Investor (together with the Company and other Holders proposing to distribute securities through such underwriting (if any)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Demand Investor.

(d)	If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering and within a price range acceptable to the holders of not less than two-thirds (2/3) of the Registrable Securities initially requesting registration, the Company shall include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of the Registrable Securities owned by each such holder; provided that any Registrable Securities issued or issuable upon conversion of the Preferred Shares shall be included, pro rata as amongst the holders thereof, in priority to any other Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(e)	The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 demanded by a Demand Investor:

(i)	prior to the earlier of (A) December 31, 2014, or (B) one hundred eighty (180) days following the effective date of the registration statement filed in connection with the Company’s Qualified IPO;

(ii)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii)	after the Company has effected three (3) registrations pursuant to this Section 2.1 demanded by the same Demand Investor, and such registrations have been declared or ordered effective;

(iv)	during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(v)	if the Demand Investor proposes to dispose of Registrable Securities that may be registered as soon as practicable on Form F-3 pursuant to Section 2.3 hereof; or

(vi)	if the Company shall furnish to the Demand Investor a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at such time, in which event the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Demand Investor; provided, however, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period in relation to the same Demand Investor; provided, further, that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period, other than a registration relating to (i) the sale of securities to officers, directors and employees of, or consultants to, any Group Company pursuant to share grants, option plans, purchase plans or other employee share incentive programs or arrangements, (ii) a reclassification of securities, corporate reorganization or other transaction under Rule 145 of the Securities Act (or such applicable securities laws in the relevant jurisdiction), (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered (an “Exempt Registration”).

2.2	Piggyback Registration Rights

(a)	If (without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Preferred Shareholders) any of its shares or other securities under the Securities Act or such applicable securities laws in the relevant jurisdiction in connection with the public offering of such securities (other than an Exempt Registration), the Company shall (i) promptly give the Preferred Shareholders written notice of such registration, and (ii) use commercially reasonable efforts to cause to be included in such registration, subject to the provisions of Section 2.2(c), all of such Registrable Securities as are specified in a written request or requests made by any Preferred Shareholder received by the Company within fifteen (15) days after such written notice from the Company is mailed. Such written request for inclusion may specify all or part of such Preferred Shareholder’s Registrable Securities.

(b)	The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Preferred Shareholder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

(c)	Underwriting.

(i)	If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Preferred Shareholders as part of the written notice given pursuant to Section 2.2(a) above. In such event, the right of a Preferred Shareholder to include securities in such registration pursuant to this Section 2.2 shall be conditioned upon such Preferred Shareholder’s participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein and such Preferred Shareholder (together with the Company and other Holders proposing to distribute securities through such underwriting (if any)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company.

(ii)	Notwithstanding any other provision of this Section 2.2, if the underwriter in good faith determines that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Securities that may be included in the registration and underwriting on behalf of the Company and the Holders shall be allocated in the following priority:

a)	first, to the Company;

b)	second, to the Preferred Shareholders in priority to all other shareholders of the Company but pro rata among themselves on the basis of the respective number of shares of their Registrable Securities which they had requested to be included in such registration and underwriting; provided, however, that if such registration is the Company’s Qualified IPO, the underwriter may, upon a reasonable, good faith determination, exclude all of the Preferred Shareholders’ Registrable Securities from such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided, further, that if such registration is other than the Company’s Qualified IPO, the underwriter may, upon a reasonable, good faith determination, limit the number of shares of the Preferred Shareholders’ Registrable Securities to be included in such registration to not less than twenty-five percent (25%) of the total number of securities to be included in such registration and underwriting (with all other securities, other than securities being offered by the Company, having been first excluded from such registration);

c)	third, among all other holders of the Company’s securities having piggyback registration rights (pro rata among such holders on the basis of the respective amounts of securities which such holders had requested to be included in such registration at the time of filing the registration statement).

To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

If any Preferred Shareholder after having inclusion in such registration as provided above does not agree to the terms of any such underwriting, including signing a customary underwriting agreement on the same terms as the other Holders, such Preferred Shareholder shall be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such underwriting. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(c), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

2.3	Form F-3 Registration

In the event that the Company shall receive from a Preferred Shareholder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Preferred Shareholder, the Company shall:

(a)	promptly give written notice of any related qualification or compliance, to such Preferred Shareholder; and

(b)	as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Shareholder’s Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i)	if Form F-3 is not available for such offering;

(ii)	if such Preferred Shareholder, together with the holders of any other securities of the Company entitled to inclusion in such registration, proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US $1,000,000;

(iii)	if the Company shall furnish to such Preferred Shareholder a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of such Preferred Shareholder under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period in relation to the same Preferred Shareholder; provided, further, that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period other than an Exempt Registration; or

(iv)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of such Preferred Shareholder. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1. If the registration is for an underwritten offering, the provisions of Section 2.1(c) and (d) shall apply.

2.4	Obligations of the Company

(a)	Whenever required by an Preferred Shareholder under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of not less than two-thirds (2/3) of the Registrable Securities covered by such registration statement (if any) copies of all such documents proposed to be filed for review and comment by such counsel), and, upon the request of any Preferred Shareholder participating in such registration, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period such Preferred Shareholder refrains from selling any securities included in such registration at the request of an underwriter.

(ii)	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (provided that before filing such amendments and supplements to such registration statement and the prospectus, the Company shall furnish to the counsel selected by the holders of not less than two-thirds (2/3) of the Registrable Securities covered by such registration statement (if any) copies of all such documents proposed to be filed for the review and comment by such counsel);

(iii)	furnish to each of the Preferred Shareholders participating in such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)	use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Preferred Shareholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter of such offering; provided, however, that such Preferred Shareholder shall also enter into and perform its obligations under such agreement;

(vi)	notify each of the Preferred Shareholders participating in such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)	cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(viii)	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(ix)	in an underwritten offering only, furnish a copy to each of the Preferred Shareholders participating in such registration, of (i) the opinion of the counsel representing the Company delivered to the underwriters, and (ii) the “comfort” letter from the independent certified public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters delivered to the underwriters, but only in such instances where (i) and (ii) are actually delivered to the underwriters;

(x)	make available for inspection by any Preferred Shareholder participating in such registration, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested in connection with the registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, to the extent permitted by applicable law and regulation;

(xi)	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(xii)	if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that, with respect to this Section 2.4(a)(xii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

(xiii)	in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(xiv)	use best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(xv)	use best efforts to take all such other actions as the holders of not less than two-thirds (2/3) of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a share split or a combination of shares).

2.5	Information From Preferred Shareholder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that the relevant Preferred Shareholder shall in a timely manner furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Preferred Shareholder’s Registrable Securities.

2.6	Expenses of Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for each Preferred Shareholder, shall be borne by the Company.

2.7	Indemnification

In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)	To the fullest extent permitted by law, the Company will indemnify and hold harmless the relevant Preferred Shareholder, each of its partners or officers, directors and shareholders, legal counsel and accountants, underwriter (as defined in the Securities Act) and each person, if any, who controls such Preferred Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable securities laws; and the Company will reimburse such Preferred Shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by such Preferred Shareholder, underwriter or controlling person; provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of such Preferred Shareholder or underwriter, or any person controlling such Preferred Shareholder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Preferred Shareholder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)	To the extent permitted by law, the relevant Preferred Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Preferred Shareholder for use in connection with such registration; and such Preferred Shareholder will reimburse any person intended to be indemnified pursuant to this Section 2.7(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Preferred Shareholder (which consent shall not be unreasonably withheld), provided that the relevant Preferred Shareholder’s obligation to indemnify contained in this Section 2.7(b) shall be individual, not joint and several and in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Preferred Shareholder.

(c)	Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(e)	If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)	The obligations of the Company and the relevant Preferred Shareholder under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8	Reports Under the Exchange Act

With a view to making available to the Preferred Shareholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Preferred Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)	make and keep current public information available, as those terms are understood and defined in Rule 144(c), at all times after ninety (90) days after the effective date of a Qualified IPO;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)	furnish to each Preferred Shareholder, so long as such Preferred Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Preferred Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.9	Assignment of Registration Rights

The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Preferred Shareholder to a transferee or assignee of such securities; provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.11 below; and (c) such assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.10	Limitations on Subsequent Registration Rights

(a)	From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of not less than 51% of the outstanding Preferred Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would give such holder or prospective holder any registration rights, the terms of which are more favorable than, or on parity with, the registration rights granted to the Preferred Shareholder hereunder.

2.11	“Market Stand-Off” Agreement

If requested by the Company and an underwriter of the Company, the Preferred Shareholders shall not sell or otherwise transfer or dispose of any securities of the Company held by the Preferred Shareholders other than those included in the registration immediately prior to and during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s Qualified IPO (and in the case of a secondary public offering, immediately prior to and during the ninety (90) day period following the effective date of a registration statement). The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction of Form F-4 or similar forms that may be promulgated in the future. The Preferred Shareholders agree to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.11, provided that the Founders, the existing holders of the Ordinary Shares, and all officers or directors and greater than five percent (5%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial and secondary public offering are intended third party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Preferred Shareholders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.12	Termination of Registration Rights

The right of a Preferred Shareholder to include Registrable Securities in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate upon the first to occur of: (i) when the shares of Registrable Securities beneficially owned or subject to Rule 144 aggregation by such Preferred Shareholder may be sold under Rule 144 or Regulation S during any 90-day period; or (ii) five (5) years following the date of the Company’s Qualified IPO.

3.	MISCELLANEOUS

3.1	Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2	Additional Preferred Shareholders

In the event that the Company issues additional Series C Preferred Shares to one or more new investors (“Additional Preferred Shareholders”), each of such Additional Preferred Shareholders shall execute a joinder to this Agreement in the form of Exhibit B hereto. Upon delivery of any such joinder to other parties hereof, notice of which is hereby waived by the parties hereto, each such Additional Preferred Shareholder shall be as fully a party hereto as if such Additional Preferred Shareholder were an original signatory hereof.

3.3	Governing Law

This Agreement shall be governed in all respects by and construed according to the laws of the State of New York, U.S.

3.4	Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this section. The appointing authority shall be Hong Kong International Arbitration Centre. The place of arbitration shall be in Hong Kong at Hong Kong International Arbitration Centre (HKIAC). There shall be only one arbitrator. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

3.5	Counterparts

This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

3.6	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7	Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a)	If to a Preferred Shareholder, at such Preferred Shareholder’s facsimile number or address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; and

(b)	If to the Company, one copy should be sent to its principal address or facsimile number and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to such Preferred Shareholder.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seven (7) days after the same has been deposited with the applicable postal services, addressed and mailed as aforesaid or, if sent by facsimile, on the next business day after the date of confirmation of facsimile transfer or, if sent by courier or overnight delivery, three (3) days after being sent.

3.8	Entire Agreement: Amendments and Waivers

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Preferred Shareholders.

3.9	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.10	Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind of character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.11	Further Instrument and Actions

The parties hereto agree to execute such further instruments and to take such further action (including the exercise of all voting rights and other power of control available to them in relation to the Company and its Subsidiaries) as may reasonably be necessary to carry out the intent of this Agreement.

3.12	Memorandum and Articles of Association

In the event of any conflict or inconsistency between the memorandum and articles of association of the Company and this Agreement, the provisions of the memorandum and articles of association of the Company shall prevail.

3.13	Newco

In the event of a new Listing Vehicle being formed and in which the Preferred Shareholders hold any share or securities, the parties hereto shall procure that the new Listing Vehicle and the Preferred Shareholders shall enter into a new registration rights agreement in substantially the same terms and conditions as this Agreement to govern the registration rights of the Preferred Shareholders in respect of such shares or securities in the new Listing Vehicle.

3.14	Prior Agreement

This Agreement shall supersede the Prior Agreement and all other prior agreements regarding the subject matter hereof, which shall cease to have any force and effect as from the date hereof save for any antecedent breach prior to date hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

21VIANET GROUP, INC.
The offices of Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

By:	/s/ Sheng Chen
Name:	Sheng Chen
Title:	Chairman and Chief Execution Officer

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TOA Capital Corporation
as general partner of Japan China Bridge Fund
4F Ogawacho Mesena Building
Kanda Ogawacho 1-7, Chiyoda-ku
Tokyo, 101-0052, Japan

By:	/s/ Ueno Yoshihisa
Name:	Ueno Yoshihisa
Title:	General Partner

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CBC IDC Limited
90 Main Street, P. O. Box 3099, Road Town, Tortola, British Virgin Islands

By:	/s/ Ying Zhang
Name:	Ying Zhang
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IP Cathay One, L.P.
c/o 7F., No. 122, Dunhua N. Rd.
Taipei 10595, Taiwan

By:	/s/ Richard Chang
Name:	Richard Chang
Title:	Founding Managing Partner

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Asuka DBJ Partners Co., Ltd.
as general partner of Asuka DBJ Investment LPS
11F Ark Mori Building, Akasaka 1-12-32 Minato-ku, Tokyo, 107-6011, Japan

By:	/s/ Toshihiro Toyoshima
Name:	Toshihiro Toyoshima
Title:	CEO

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Riselink Venture Capital Corp.
11F-1, No. 89, Sung-Jen Road, 110, Taipei, Taiwan, Republic of China

By:	/s/ Sharon Liao
Name:	Sharon Liao
Title:	Managing Director

Parawin Venture Capital Corp.
11F-1, No. 89, Sung-Jen Road, 110, Taipei, Taiwan, Republic of China

By:	/s/ Sharon Liao
Name:	Sharon Liao
Title:	Managing Director

Sinolinks Venture Capital Corp.
11F-1, No. 89, Sung-Jen Road, 110, Taipei, Taiwan, Republic of China

By:	/s/ Sharon Liao
Name:	Sharon Liao
Title:	Managing Director

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HUA VII Venture Capital Corporation
17th - 1F, No. 105, Tun-Hwa South Road, Sec. 2, Taipei, Taiwan, Republic of China

By:	/s/ Richard Chen
Name:	Richard Chen
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Vincera Growth Capital I Limited
17th - 1F, No. 105, Tun-Hwa South Road Sec. 2, Taipei, Taiwan, Republic of China

By:	/s/ Richard Chen
Name:	Richard Chen
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

China Resources Development Company Limited
7/F, Jade Center, 98 Wellington Street Central, Hong Kong

By:	/s/ China Resources Development Company Limited
Name:
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SO-NET Entertainment Corporation
ThinkPark Tower, 2-1-1 Osaki
Shinagawa-ku, Tokyo, 141-6010, Japan

By:	/s/ Hiroki Totoki
Name:	Hiroki Totoki
Title:	Executive Vice President

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Jessy Assets Limited
Trident Chambers, PO Box 146, Road Town Tortola, British Virgin Islands

By:	/s/ Yvonne Leung
Name:	Yvonne Leung
Title:	Manager

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Granite Global Ventures III L.P.
2494 Sand Hill Road, Suite 100, Menlo Park CA94025, United States of America

By:	Granite Global Ventures III L.L.C.,
its General Partner

By:	/s/ Hany Nada
Name:	Hany Nada
Title:	Managing Director

GGV III Enterprises Fund L.P.
2494 Sand Hill Road, Suite 100, Menlo Park CA94025, United States of America

By:	Granite Global Ventures III L.L.C.,
its General Partner

By:	/s/ Hany Nada
Name:	Hany Nada
Title:	Managing Director

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Trinity Ventures IX L.P.
3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025
United States of America

By:	Trinity TVL IX, L.L.C.,
its General Partner

By:	/s/ Ajay Chopra
Name:	Ajay Chopra
Title:	General Partner

Trinity IX Side-By-Side Fund, L.P.
3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025
United States of America

By:	Trinity TVL IX, L.L.C.,
its General Partner

By:	/s/ Ajay Chopra
Name:	Ajay Chopra
Title:	General Partner

Trinity IX Entrepreneurs’ Fund, L.P.
3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025
United States of America

By:	Trinity TVL IX, L.L.C.,
its General Partner

By:	/s/ Ajay Chopra
Name:	Ajay Chopra
Title:	General Partner

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Matrix Partners China I, L.P.
c/o Maples Corporate Services Limited
P.O. Box 309 Ugland House,
Grand Cayman, KY1-1104, Cayman Islands

By:	Matrix China Management I, L.P.
its General Partner

By:	Matrix China I GP GP, Ltd.
its General Partner

By:	/s/ Matrix Partners China I, L.P.
Print Name:
Title:

Matrix Partners China I-A, L.P. c/o Maples Corporate Services Limited
P.O. Box 309 Ugland House,
Grand Cayman, KY1-1104, Cayman Islands

By:	Matrix China Management I, L.P.
its General Partner

By:	Matrix China I GP GP, Ltd.
its General Partner

By:	/s/ Matrix Partners China I-A, L.P.
Print Name:
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Meritech Capital Partners III L.P.
245 Lytton Ave., Suite 350
Palo Alto, CA 94301
United States of America

By:	Meritech Capital Associates III L.L.C.
its General Partner

By:	Meritech Management Associates III L.L.C.
a managing member

By:	/s/ Paul S. Madera
Name:	Paul S. Madera
Title:	Managing Director

Meritech Capital Affiliates III L.P.
245 Lytton Ave., Suite 350
Palo Alto, CA 94301
United States of America

By:	Meritech Capital Associates III L.L.C.
its General Partner

By:	Meritech Management Associates III L.L.C.
a managing member

By:	/s/ Paul S. Madera
Name:	Paul S. Madera
Title:	Managing Director

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Smartpay Company Limited
Omar Hodge Building, Wickhams Cay I
P. O. Box 362, Road Town
Tortola, British Virgin Islands

By:	/s/ Smartpay Company Limited
Name:
Title:

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WI HARPER INC FUND VI LTD.
10F-2, 76 Tin Hue South Road, Section 2 Taipei, 106 Taiwan

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Chairman

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IP CATHAY II, L.P.
c/o 7F., No. 122, Dunhua N. Rd.
Taipei 10595, Taiwan

By:	/s/ Richard Chang
Name:	Richard Chang
Title:	Founding Managing Partner

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SMC SYNAPSE PARTNERS LIMITED
P.O Box 957
Offshore Incorporation Center
Road Town, Tortola, British Virgin Island

By:	/s/ Ueno Yoshihisa
Name:	Ueno Yoshihisa
Title:	General Partner

[AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

Exhibit A

Preferred Shareholders

Name of Preferred Shareholder	Registered Office of Preferred Shareholder

TOA Capital Corporation, as general partner of Japan China Bridge Fund	4F Ogawacho Mesena Building, Kanda Ogawacho 1-7, Chiyoda-ku, Tokyo, 101-0052, Japan

CBC IDC Limited	90 Main Street, P. O. Box 3099, Road Town, Tortola, British Virgin Islands

IP Cathay One, L.P.	3rd Floor, P. O. Box 933, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Asuka DBJ Partners Co., Ltd., as general partner of Asuka DBJ Investment LPS	11F, Ark Mori Building, Akasaka 1-12-32, Minato-ku, Tokyo, 107-6011, Japan,

Riselink Venture Capital Corp.	1F, No. 91, Sung-Jen Road, 110, Taipei, Taiwan, Republic of China

Parawin Venture Capital Corp.	1F, No. 91, Sung-Jen Road, 110, Taipei, Taiwan, Republic of China

Sinolinks Venture Capital Corp.	Jipfa Building, 3rd Floor, Main Street, P. O. Box 181, Road Town, Tortola, British Virgin Islands

Hua VII Venture Capital Corporation	17th–1F, No 105, Tun-Hwa South Road, Sec. 2, Taipei, Taiwan, Republic of China

Vincera Growth Capital I Limited	Palm Grove House, P. O. Box 438, Road Town, Tortola, British Virgin Islands

China Resources Development Company Limited	Trident Chambers, P. O. Box 146, Road Town, Tortola, British Virgin Islands

So-net Entertainment Corporation	ThinkPark Tower, 2-1-1 Osaki, Shinagawa-ku, Tokyo, 141-6010, Japan

Jessy Assets Limited	Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands

Granite Global Ventures III L.P.	2494 Sand Hill Road, Suite 100, Menlo Park CA94025, United States of America

GGV III Entrepreneurs Fund L.P.	2494 Sand Hill Road, Suite 100, Menlo Park, CA 94025, United States of America

Trinity Ventures IX, L.P.	3000, Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025, United States of America

Trinity IX Side-By-Side Fund, L.P.	3000, Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025, United States of America

Trinity IX Entrepreneurs’ Fund, L.P.	3000, Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025, United States of America

Matrix Partners China I, L.P.	the office of M&C Corporate Services Limited, P.O. Box 309 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

Matrix Partners China I-A, L.P.	the office of M&C Corporate Services Limited, P.O. Box 309 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

Meritech Capital Partners III L.P.	245 Lytton Ave., Suite 350, Palo Alto, CA94301, United States of America

Meritech Capital Affiliates III L.P.	245 Lytton Ave., Suite 350, Palo Alto, CA94301, United States of America

Smartpay Company Limited	Omar Hodge Building, Wickhams Cay I, P. O. Box 362, Road Town, Tortola, British Virgin Islands

WI Harper INC Fund VI Ltd.	P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

IP Cathay II, L.P.	c/o 7F., No. 122, Dunhua N. Rd., Taipei 10595, Taiwan

SMC Synapse Partners Limited	P.O Box 957, Offshore Incorporation Center, Road Town Tortola, British Virgin Island

Exhibit B

Form of Joinder

The undersigned,                                 , a                                     , hereby joins in the execution of that certain Amended and Restated Registration Rights Agreement dated as of [                                ] (the “Agreement”). By executing this joinder, the undersigned hereby agrees that it is a “Preferred Shareholder” thereunder with the same force and effect as if originally named therein as a Preferred Shareholder. Each reference to a Preferred Shareholder in the Agreement shall be deemed to include the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this joinder as of             ,                         .

[Name of Investor]

By:
Name:
Title: